                                      EXHIBIT 5

                          [RAY QUINNEY & NEBEKER STATIONERY]




                                    July 26, 1996



Kitt R. Finlinson
Vice President and Chief Financial Officer
Cimetrix Incorporated
2222 South 950 East
Provo, Utah  84606

   Re: REGISTRATION AND ISSUANCE OF 300,000 SHARES OF CIMETRIX INCORPORATED COMMON STOCK TO CERTAIN PERSONS UNDER WRITTEN EMPLOYEE BENEFIT PLAN CONTRACTS.

Dear Mr. Finlinson:

            This Firm has acted as counsel to Cimetrix Incorporated, a Nevada corporation ("the Company), in connection with its registration of 300,000 shares of its common stock, par value $0.0001 ("the Shares") for use in the issuance of such shares to certain persons under written Employee Benefit Plan contracts, copies of which are filed as exhibits to the Company's Registration Statement on Form S-8 as filed with the Securities and Exchange Commission on July 30, 1996.

            In connection with this representation, we have examined the originals, or copies identified to our satisfaction, of such minutes, agreements, corporate records and filings and other documents necessary to our opinion contained in this letter. We have also relied as to certain matters of fact upon representations made to us by officers and agents of the Company. Based upon and in reliance on the foregoing, it is our opinion that:

      1. The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Nevada; and has full corporate power and authority to own its properties and conduct its business as described in the Prospectus referred to above.

      2. When issued and distributed under the terms of the Plan, the Shares will be duly and validly issued and will be fully paid and nonassessable.

Mr. Kitt R. Finlinson
July 26, 1996
Page 2



      3. The shareholders of the Company have no pre-emptive rights to acquire additional shares of Cimetrix Common Stock in respect of the Shares.


            We hereby consent to the use of our name in the Prospectus and Registration Statement, and therein being disclosed as counsel to the Company in this matter. We also consent to attachment of the form of this Opinion as an exhibit to the Registration Statement.


                                       Very truly yours,

                                       RAY, QUINNEY & NEBEKER


                                       /s/ A. Robert Thorup
                                       --------------------
                                       A. Robert Thorup


                                         -28-